Exhibit 10.1

LOAN RENEWAL AGREEMENT

Name of Borrower (collectively, the “Borrower”):    PEAK RESORTS, INC., HIDDEN VALLEY GOLF AND SKI, INC., PAOLI PEAKS, INC., SNOW CREEK, INC., LBO HOLDING, INC., AND SNH DEVELOPMENT, INC.

Date of this Renewal:  August 5, 2017

Note No. 105198-25648

Original Note Date:  August 5, 2016

Original Note Amount: $2,750,000.00

Principal Outstanding as of the Date of this Renewal: $2,750,000.00

1.Note Renewal.  The foregoing described note (the “Note”), which is payable by the above Borrower to ROYAL BANKS OF MISSOURI (the "Bank") is hereby renewed and modified effective as of the date of this Agreement as follows:

Payment Terms:  Principal and interest of this Note shall be payable as follows:  Interest only payable on the 5th day of each month beginning on September 5, 2017.   The balance of principal and accrued interest is payable without further notice or demand on the Maturity Date.  The scheduled payments of principal may not be sufficient to fully pay the loan by the Maturity Date and a final balloon payment may be required.

Maturity Date:   The Note shall mature on November 5, 2017.

2.Miscellaneous.  Except as specifically modified hereby, all of the terms of the Note, as heretofore amended, shall remain in full force and effect. Borrower confirms and ratifies the Note and all agreements and collateral securing the Note or pursuant to which the Note is made (collectively the “Loan Documents”), as renewed and modified hereby. If for any reason this Agreement is invalid, the Loan Documents shall be enforceable according to the original terms as heretofore amended.  Any term of any Loan Document that is inconsistent with any modification contained herein shall be deemed to be modified to be consistent with the modifications contained in this Agreement.  Borrower hereby releases the Bank and all officers, directors, agents and employees, and attorneys of the Bank from any claims, damages or causes of action of any kind relating to the terms of the Note, or relating to the terms of any other Loan Document, or relating to the administration of the loan made under the Note, which occurred on or before the date hereof.

3.No Other Agreements:   Oral or unexecuted agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which they are based,  that is in any way related to the Note.  To protect the undersigned Borrower  and the Bank from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this Agreement and the Note and any other Loan Document, which are the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify them.   If any of the terms of this Agreement or the Note are inconsistent with the terms of any other Loan Document, the terms of this Agreement and the Note shall prevail.  The failure of a term in one Loan Document to appear in another Loan Document shall not be deemed to be an inconsistency.

BORROWERS:

Peak Resorts, Inc. Hidden Valley Golf and Ski, Inc.

a Missouri corporationa Missouri corporation

By:/s/ Stephen J. Mueller______   __ By:/s/ Stephen J. Mueller______   __

     Stephen Mueller, Vice President       Stephen Mueller, Vice President

Paoli Peaks, Inc. Snow Creek, Inc.

a Missouri corporationa Missouri corporation

By:/s/ Stephen J. Mueller______   __            By:/s/ Stephen J. Mueller______   __

     Stephen Mueller, Vice President       Stephen Mueller, Vice President

LBO Holding, Inc. SNH Development, Inc.

a Maine corporationa Missouri corporation

By:/s/ Stephen J. Mueller______   __ By:/s/ Stephen J. Mueller______   __

     Stephen Mueller, Vice President       Stephen Mueller, Vice President